Exhibit 5.1

By email Aptorum Group Limited Floor 4, Willow House, Cricket Square, Grand Cayman, KY1-9010 Cayman Islands

Floor 4, Willow House, Cricket Square

Grand Cayman

KY1-9010

Cayman Islands

D +1 345 914 5845

T +1 345 949 2648

F +1 345 949 8613

E dmagee@campbellslegal.com

campbellslegal.com

Our Ref: RS/DPM/12574-27374

Your Ref:

CAYMAN | BVI | HONG KONG

13 November 2018

Dear Sirs

Aptorum Group Limited – Listing of Class A Ordinary Shares

We have acted as Cayman Islands legal advisers to Aptorum Group Ltd. (the “Company”), a Cayman Islands exempted company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date (the “Act”) relating to the offering by the Company of up to a maximum of 1,898,734 Class A Ordinary Shares par value of US$1.00 per share in the capital of the Company and the resale by certain holders of the Company of certain Class A Ordinary Shares issuable pursuant to certain convertible securites of the Company as set forth in the Registration Statement (collectively, the “Shares”) on the Nasdaq Stock Market (the “Exchange”). We are furnishing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

1	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy of the Resolutions, the Shareholder Resolutions and the Certificate of Good Standing (each as defined below). We have also relied upon the following assumptions, which we have not independently verified:

1.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals, and translations of documents provided to us are complete and accurate;

1.2	All signatures, initials and seals are genuine;

1.3	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions expressed herein;

1.4	The Shares to be offered and issued by the Company pursuant to the Registration Statement will be issued by the Company against payment in full, in accordance with Registration Statement and be duly registered in the Company’s register of members;

1.5	The A&R Memorandum and Articles (as defined below) remain in full force and effect and are unamended;

1.6	The Resolutions and the Shareholder Resolutions were duly passed in the manner prescribed in the A&R Memorandum and Articles and the resolutions contained in the Resolutions and the Shareholder Resolutions are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

1.7	The authorised shares of the Company as set out in the A&R Memorandum and Articles has not been amended; and

1.8	The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened in accordance with the then effective Memorandum and Articles of Association of the Company) and all resolutions passed at the meetings, or passed by written consent as the case may be.

2	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents and such other documents or instruments as we deem necessary:

2.1	A copy of the Registration Statement;

2.2	A copy of the certificate of incorporation issued by the Registrar of Companies in the Cayman Islands on 13 September 2010;

2.3	A copy of the Company’s certificate of incorporation on change of name issued by the Registrar of Companies in the Cayman Islands on 3 March 2017;

2.4	A copy of the certiifcate of incorporation of change of name issued by the Reggistrar of Companies in the Cayamn Islands dated 19 October 2017;

2.5	A copy of the statutory registers of directors and officers, members, mortgages and charges of the Company as maintained at its registered office in the Cayman Islands, certified as true by Campbells Corporate Services Limited on 31 October 2018;

2.6	A copy of the second amended and restated Memorandum and Articles of Association of the Company adopted by the Shareholder Resolutions on 13 October 2017 and filed with the Registrar of Companies (the “A&R Memorandum and Articles”);

2.7	Certificate of Good Standing in respect of the Company issued by the Registrar of Companies in the Cayman Islands dated 31 October 2018 (the “Certificate of Good Standing”);

2.8	A copy of the written resolutions of the board of directors of the Company dated 30 May 2018 (the “Resolutions”);

2.9	A copy of the shareholder resolutions of the Company dated 3 October 2017 (the “Shareholder Resolutions”); and

2.10	The records of proceedings of the Company on file with, and available for inspection on 9 November 2018, at the Grand Court of the Cayman Islands.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The issue and allotment of the Shares have been duly authorised and when allotted, issued and paid for as contemplated in the Registration Statement, the Shares will be legally issued and allotted, fully paid and non-assessable. As a matter of Cayman law, a share is only issued when it has been entered in the register of members (shareholders).

3.3	The authorised share capital of the Company, with effect immediately prior to the completion of the Company’s initial public offering of the Shares, will be US$100,000,000.00 divided into 60,000,000 Class A Ordinary Shares with a nominal or par value of US$1.00 each and 40,000,000 Class B Ordinary Shares with a nominal or par value of US$ 1.00 each.

3.4	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4	Qualifications

4.1	We make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.2	In this opinion, the phrase “non-assessable” means, with respect to the Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

4.3	To maintain the Company in good standing under the laws of the Cayman Islands, annual filing fees must be paid and returns made to the Registrar of Companies within the time frame prescribed by law.

4.4	This opinion is provided solely for your benefit and use and may not be quoted in whole or in part or otherwise referred to or filed with any government agency or any other person without our prior express written consent, and no person other than the Company is entitled to rely on this opinion. Notwithstanding the foregoing, we hereby consent to filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading “Enforcement of Civil Liabilities” and “Legal matters” and elsewhere in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Yours faithfully

Campbells

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